Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 for USCF Funds Trust of our report dated April 27, 2016 relating to the statements of financial condition of USCF Funds Trust (the “Trust”), including the Rex S&P MLP Fund and the REX S&P MLP Inverse Fund (together the “Funds”), each a series of the Trust, as of April 15, 2016, and to the reference to our Firm as “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 27, 2016